STOCK TRANSFER AGENCY AGREEMENT


      AGREEMENT, made as of ___________, 2003, by and between NEUBERGER BERMAN REALTY INCOME FUND INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter referred to as the "Customer"), and THE BANK OF NEW YORK, a New York trust company (hereinafter referred to as the "Bank").
Schedule I is deemed a part of this Agreement and all functions and activities contained in Schedule I are subject to the provisions of this Agreement.

                              W I T N E S S E T H:

      That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

      Whenever used in this Agreement, the following words and phrases shall have the following meanings:

      1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

      2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

      3. "Officer" shall be deemed to be the Customer's Chief Executive Officer, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Treasurer, and any Assistant Secretary duly authorized by the Board of Directors of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

      4. "Shares" shall mean all or any part of each class of the shares of capital stock of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time, with respect to which the Bank is to act hereunder.

                                   ARTICLE II
                               APPOINTMENT OF BANK
                               -------------------

      1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in
Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

      2. In connection with such appointment, the Customer shall deliver the following documents to the Bank:

      (a)   A  certified  copy of the  Certificate  of  Incorporation  or  other
            document   evidencing  the  Customer's  form  of  organization  (the
            "Charter") and all amendments thereto;

      (b)   A certified copy of the By-Laws of the Customer;

      (c) A certified copy of a resolution of the Board of Directors of the Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

      (d) A Certificate signed by the Secretary of the Customer specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer, as such Certificate may be amended from time to time;

      (e) A Specimen Share certificate for each class of Shares in the form approved by the Board of Directors of the Customer, together with a Certificate signed by the Secretary of the Customer as to such approval and covenanting to supply a new such Certificate and specimen whenever such form shall change;

      (f) An opinion of counsel for the Customer, in a form reasonably satisfactory to the Bank, with respect to the validity of the authorized and outstanding Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (I.E., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor);

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

      (g)   A  list  of  the  name,   address,   social   security  or  taxpayer
            identification number of each Shareholder, number of Shares owned, certificate numbers, and whether any "stops" have been placed; and

      (h) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the due authorization by the Customer and the validity and effectiveness of the use of facsimile signatures by the Bank in connection with the countersigning and registering of Share certificates of the Customer.

      3. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES
                      ------------------------------------

      1. The Customer shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

      (a) A certified copy of the amendment to the Charter giving effect to such increase, decrease or change;

      (b) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (I.E., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

      (c) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Customer increasing the authority of the Bank.

      2. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the
Bank:

      (a) A certified copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be;

      (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Customer that no other order or consent is required; and

      (c) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (I.E., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).


                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT
                     --------------------------------------

      1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

      (a) A Certificate authorizing the issuance of Share certificates in the new form;

      (b) A certified copy of any amendment to the Charter with respect to the change;

      (c) Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Customer, with a Certificate signed by the Secretary of the Customer as to such approval;

      (d) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Customer that the order or consent of no other governmental or regulatory authority is required; and

      (e) An opinion of counsel for the Customer, in a form satisfactory to the Bank, with respect to the validity of the Shares in the new form, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (I.E., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

      2. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.


                                    ARTICLE V
                         ISSUANCE AND TRANSFER OF SHARES
                         -------------------------------

      1. The Bank will issue and transfer Shares in certificated form as follows:

      (a) The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any Shares.

      (b) Shares will be transferred upon presentation to the Bank of Share certificates in form deemed by the Bank properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Customer, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

      (c) All certificates representing Shares that are subject to restrictions on transfer (E.G., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreement, etc.), shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

      2. The Bank will issue and transfer Shares in book-entry form as follows:

      (a) Shares may be maintained by the Bank in book-entry form known as the "Direct Registration System" ("DRS"). Upon issuance of Shares, the Shares of each registered owner will be credited to the account of each such registered owner (the registered owner of Shares is referred to herein as, or, if there are more than one registered owner of the same Shares, such registered owners are collectively referred to herein as, the "Registered Owner").

       (b) Customer understands that Profile is a required feature of DRS. Profile allows a DTC participant claiming to act on behalf of the Registered Owner of Shares, to direct the Bank to transfer to such

            DTC participant the Shares designated by such DTC participant without receipt by the Bank of such prior written authorization from the Registered Owner to transfer such Shares.

       (c) Customer understands the Bank will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Registered Owner is, in fact, authorized to act on behalf of such Registered Owner. Moreover, Customer agrees that the Bank shall have no liability for relying upon and complying with directions from a DTC participant as set forth above; and Customer shall indemnify and hold harmless the Bank from and against any liability, expense, damage, loss and judgment arising from or related to the foregoing (including reasonable attorneys fees and expenses and expenses arising from or connected with the enforcement of this provision). For the avoidance of doubt, (i) the Bank shall be fully protected by the foregoing limitation of liability and indemnification with respect to reliance upon and compliance with instructions from the DTC participant even if the Bank's reliance on, and compliance with, such instructions is determined by a final, non-appealable order or judgment of a court of competent jurisdiction to constitute negligence, willful misconduct, breach of any duty owed by the Bank to such Registered Owner or violation of any law and (ii) the forgoing shall not apply to the manner in which the Bank carries out actual transfer of the Shares which are the subject of the DTC participant's instruction, which transfer shall continue to be governed by Article VIII, Section 6 hereof. By way of example and not by way of limitation, if a court determines that the transfer of Shares pursuant to a DTC participant's instruction without obtaining prior authorization from the Registered Owner constitutes negligence, the Bank will nevertheless be protected under this subparagraph (c); on the other hand, in carrying out such instructions, if the Bank transfers Shares from the wrong account or to the wrong DTC participant, the obligation to indemnify the Bank shall be determined in accordance with Article VIII, Section 6 hereof. In the event of a loss or damage to Customer or a Registered Owner arising from operation of the DRS, the Bank will reasonably assist Customer in identifying the responsible persons and recovering the loss and/or compensation for damages, including any expenses.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS
                           ---------------------------

      1. The Customer shall furnish to the Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or
(ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

      2. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, pay to the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash,
(i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and (ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

      3. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

      4. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.

                                   ARTICLE VII
                             CONCERNING THE CUSTOMER
                             -----------------------

      1. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

      2. Each copy of the Charter of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

      3.  Customer hereby represents and warrants:

      (a) It is a corporation duly organized and validly existing under the laws of Maryland.

      (b) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Customer. The execution, delivery and performance of this Agreement by Customer do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

                                  ARTICLE VIII
                               CONCERNING THE BANK

      1.  The Bank represents and warrants to the Customer that:

      (a) It is a national banking association with trust powers existing and in good standing under the laws of the United States.

      (b)   It is duly  qualified to carry on its business in the State of New
            York.

      (c) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Bank. The execution, delivery and performance of this Agreement by the Bank do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect.

      (d)   It will maintain its registration as a transfer agent as provided in
            Section 17(A)(c) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and shall comply with all applicable provisions of
            Section 17A of the 1934 Act and the rules promulgated thereunder, as may be amended from time to time, including rules relating to record retention.

      (e) It shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule I in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Investment Company Act of 1940, as amended ("1940 Act"), and the rules thereunder. Where applicable, such records shall be maintained by the Bank for the periods and in the places required by Rule 31a-2 under the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Customer and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Customer on and in accordance with its request.

      (f) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      2. The Bank shall not be liable and shall be fully protected in acting upon any oral instruction, writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized Officer or Officers of the Customer and the proper countersignature of the Bank.

      3. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

      4. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Directors of the Customer. The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Bank on such date of termination or such earlier date as may be requested by the Customer.

      5. The Bank may employ agents or attorneys-in-fact and the expense shall be borne in accordance with Schedule A hereto, and shall be not liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection and retention of such agents or attorneys-in-fact.

      6. The Bank shall only be liable for any loss or damage arising out of its own negligence or willful misconduct; provided, however, that the Bank shall not be liable for any indirect, special, punitive or consequential damages.

      7. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank except for any liability which the Bank has assumed pursuant to the immediately preceding section. The Bank shall be deemed not to have acted with negligence and not to have engaged in willful misconduct by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Customer, (iii) any Certificate or other instructions of an Officer, (iv) any opinion of legal counsel for the Customer or the Bank, or (v) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed. Nothing contained herein shall limit or in any way impair the right of the Bank to indemnification under any other provision of this Agreement.

      8. If an action, claim or legal proceeding (collectively "Proceeding") shall be brought or asserted against the Bank in respect of which indemnity may be sought by the Bank pursuant to the preceding paragraph, the Bank shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the Customer of such Proceeding. The failure of the Bank to so notify the Customer shall not impair the Bank's ability to seek indemnification from the Customer (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Customer's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Bank, the Customer shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to the Bank as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Bank (in which case all attorney's fees and expenses shall be borne by the Customer) and the Customer shall in good faith defend the Bank. The Bank shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Bank unless (a) the Customer agrees in writing to pay such fees and expenses, (b) the Bank shall have reasonably and in good faith concluded that there is a conflict of interest between the Customer and the Bank in the conduct of the defense of such action, which the parties are not willing to waive, (c) the Customer fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Bank or (d) there are legal defenses available to the Bank that are different from or are in addition to those available to the Customer.

      9. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's due authorization by the Customer to issue Shares and the form and amount of authorized Shares.

      10. The Bank shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it, or its employees, officers or directors shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, provided that the Bank maintains and implements a disaster recovery plan designed to comply with applicable banking regulations.

      11. At any time the Bank may apply to an Officer of the Customer for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Customer or its own counsel, at the reasonable expense of the Customer, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

      12. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Bank's Blanket Bond, the Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond. Non-negotiable Share certificates, the value of which exceed the limits of the Bank's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

      13. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank. Such instructions from the Customer shall be in such form as approved by the

Board of Directors of the Customer in accordance with applicable law or the By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

      14. The Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Bank may deem necessary.

      15. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

      16. The Bank agrees that all books, records, information and data pertaining to the business of the Customer or its prior, present or potential shareholders which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, shall be used only for the purposes contemplated by this Agreement, and shall not be voluntarily disclosed to any other person, except as may be requested by a governmental entity or as may be required by law or which the Bank deems in its sole discretion to be necessary for the performance of the services. The foregoing shall not apply to information which (a) is in the public domain at the time of the disclosure, (b) prior to disclosure is within the legitimate possession of the Bank, (c) becomes known to the Bank from a third party without restriction,
(d) is independently developed by the Bank or (e) is approved for release by written authorization of the Customer. In case of any requests or demands for the inspection of the shareholder records of the Customer, the Bank will notify the Customer and endeavor to secure instructions from an Officer as to such inspection. The Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that the Bank will be held liable for the failure to exhibit the shareholder records to such person.

      17. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

      18. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

      (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Customer to request such issuance, sale or transfer;

      (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Customer to request such purchase;

      (c) The legality of the declaration of any dividend by the Customer, or the legality of the issue of any Shares in payment of any stock dividend; or

      (d) The legality of any recapitalization or readjustment of the Shares.

      19. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) reasonable out-of-pocket expenses (including reasonable legal expenses and reasonable attorney's fees) incurred in connection with this Agreement and its performance hereunder, and
(ii) the compensation for services as set forth in Schedule I.

      20. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

      21. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.


                                   ARTICLE IX
                                   TERMINATION
                                   -----------

      Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of the Customer, certified by its

Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Directors certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Bank shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses made or incurred by the Bank and payable or reimbursable hereunder. The Bank shall, promptly upon such termination, transfer all records and shall cooperate in the transfer of such duties and responsibilities.


                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

      1. The indemnities and confidentiality  provisions  contained herein shall
be  continuing   obligations  of  the  Customer,  its  successors  and  assigns, notwithstanding the termination of this Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at Neuberger Berman Realty Income Fund Inc., 605 Third Avenue, New York, NY 10158, Attention:
Frederic  Soule,  Vice  President for  Operations,  Telephone:  (212)  476-8130,
Telecopy: (212) 476-8939, or at such other place as the Customer may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street
(11E), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

      4. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the shares of capital stock of the Customer for which the Bank performs Services hereunder.

      5. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other party, and provided, further, that any reorganization, merger, consolidation, or sale of assets, by the Bank shall not be deemed to constitute an assignment of this Agreement, provided that the surviving entity is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act and is qualified to perform all duties required under this Agreement.

      6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

      7. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

      8. The provisions of this Agreement are intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person by virtue of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


Attest:                                   NEUBERGER BERMAN REALTY INCOME
                                          FUND INC.


                                          By:
-------------------------------              -------------------------------
                                          Name:
[SEAL]                                    Title:


Attest:                                   THE BANK OF NEW YORK


                                          By:
-------------------------------              -------------------------------
                                          Name:
                                          Title:

                                                                         PROFILE



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                         STOCK TRANSFER AGENCY AGREEMENT


                                     between


                             NEUBERGER BERMAN REALTY


                                INCOME FUND INC.


                                       and


                              THE BANK OF NEW YORK


                          Dated as of ___________, 2003








                  ACCOUNT NUMBER(S) ___________________________





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